Exhibit 10.5

[Letterhead of Hecla Mining Company]

December 9, 2008

The Bank of Nova Scotia

as Administrative Agent

720 King Street West, 2nd Floor

Toronto, Ontario

M5V 2T3

Canada

Each of the Lenders party to the

Credit Agreement referred to below

LETTER AGREEMENT

Gentlemen and Ladies:

We refer to (a) the Amended and Restated Credit Agreement, dated as of April 16, 2008 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Hecla Mining Company, a Delaware corporation (the “Borrower”), the banks and other financial institutions party thereto (collectively, the “Lenders”), and The Bank of Nova Scotia, as administrative agent (in such capacity, the “Administrative Agent”) and (b) the Second Amendment to Amended and Restated Credit Agreement, dated as of December 9, 2008 (the “Second Amendment”), among the Borrower and the Lenders, a copy of which is attached to this letter as “Exhibit A”. Unless otherwise defined in this letter agreement (this “Letter Agreement”) or the context otherwise requires, terms used in this Letter Agreement have the meanings provided in the Credit Agreement.

As consideration for the Lenders entering into the Second Amendment, the Borrower hereby agrees to:

(a) retain on or before December 31, 2008, and thereafter continue the retention, a chief restructuring officer (who shall be appointed as an officer of the Borrower by the Borrower’s Board of Directors) (the “CRO”), reasonably acceptable to the Administrative Agent and the Lenders;

(b) cooperate (and cause its Subsidiaries to cooperate) in all respects with CRO and to, as promptly as possible after the date hereof and on an ongoing basis, provide to the CRO such information regarding the operations, business affairs and financial condition of the Borrower and its Subsidiaries as reasonably requested by the CRO; and

(c) provide the Administrative Agent, the Lenders and their advisors reasonable access to the CRO and copies of all information provided to or from the CRO.

In addition, the Borrower agrees that the compensation and scope of the CRO’s duties shall be reasonably acceptable to the Administrative Agent and the Lenders.

THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Letter Agreement is a Loan Document executed pursuant to the Credit Agreement and shall be construed and administered in accordance with all of the terms and provisions of the Credit Agreement. Any breach of this Letter Agreement shall be an automatic Event of Default under the Credit Agreement. This Letter Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Letter Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Letter Agreement.

Sincerely,

HECLA MINING COMPANY

By:	/s/ Phillips S. Baker, Jr.
Name:	Phillips S. Baker, Jr.
Title:	President and CEO

Acknowledged and Agreed:
THE BANK OF NOVA SCOTIA, as Administrative Agent

By:	/s/ Ron Dooley
Name:	Ron Dooley
Title:	Director

EXHIBIT A